Exhibit 99-1
                  HOME PROPERTIES
                RETIREMENT SAVINGS PLAN

                    FINANCIAL REPORT

                    DECEMBER 31, 1999






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                 		 HOME PROPERTIES
             	    RETIREMENT SAVINGS PLAN
                    	 ROCHESTER, NEW YORK



                        TABLE OF CONTENTS


Independent Auditors' Report                                      1

Statements of Net Assets Available for Benefits                   2

Statement of Changes in Net Assets Available for Benefits         3

Notes to Financial Statements                                   4 - 8


Independent Auditors' Report on the Supplementary Information     9

Schedule of Assets Held for Investment Purposes at End of Year   10

Schedule of Reportable Transactions                              11



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                        INDEPENDENT AUDITORS' REPORT


To The Board of Trustees of
Home Properties Retirement Savings Plan
Rochester, New York

We have audited the accompanying statements of net assets available for benefits of Home Properties Retirement Savings Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the change in net assets available for benefits for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

Respectfully Submitted,

/s/Insero, Kasperski, Ciaccia & Co., P.C.

Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
June 7, 2000


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                	  	HOME PROPERTIES
             	    RETIREMENT SAVINGS PLAN
                        ROCHESTER, NEW YORK



               STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                          DECEMBER 31, 1999 AND 1998

ASSETS                                             1999        1998

INVESTMENTS AT FAIR VALUE
   Money Market Funds                           $  27,696   $  146,495
   Common Trust Fund                                  487      337,355
   U.S. Government and Agency Obligations               -      644,351
   Corporate Obligations                                -       14,156
   Common Stock                                   411,700    1,252,961
   Mutual Funds                                  4,008,676     286,442
   Participant Notes                              168,018      130,247

TOTAL INVESTMENTS AT FAIR VALUE                  4,616,577   2,812,007

RECEIVABLES
   Employer Contributions                         492,338      317,086
   Participant Contributions                       95,968       66,868
   Participant Loans                                6,634        4,734
   Accrued Income                                     148       11,039
   Other                                               13       11,013

TOTAL RECEIVABLES                                 595,101      410,740

TOTAL ASSETS                                    5,211,678    3,222,747

LIABILITIES                                             -            -

NET ASSETS AVAILABLE FOR BENEFITS               $5,211,678  $3,222,747

See Notes to Financial Statements.


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               		   HOME PROPERTIES
            		  RETIREMENT SAVINGS PLAN
                        ROCHESTER, NEW YORK



          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

ADDITIONS:

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Interest and Dividends                                    $  133,505
  Net Appreciation in Fair Value of
     Investments                                               483,417
                                                            ----------

                                                               616,922
                                                            ----------

CONTRIBUTIONS
  Employer                                                     492,339
  Employee                                                   1,140,375
  Rollover                                                     216,928
                                                            ----------

                                                             1,849,642
                                                            ----------

TOTAL ADDITIONS                                              2,466,564

DEDUCTIONS:

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits Paid to Participants                                429,172
  Excess Contributions Refunded to Participants                 14,659
  Administrative Expenses                                       33,802
                                                            ----------

Total Deductions                                               477,633
                                                            ----------

NET INCREASE                                                 1,988,931

NET ASSETS AVAILABLE FOR BENEFITS - BEGINNING                3,222,747
                                                            ----------

NET ASSETS AVAILABLE FOR BENEFITS - ENDING                  $5,211,678

SEE NOTES TO FINANCIAL STATEMENTS.


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           			       HOME PROPERTIES
          			    RETIREMENT SAVINGS PLAN
           		             ROCHESTER, NEW YORK

                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998



NOTE 1  Description of Plan
        The following description of the Home Properties Retirement Savings Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

        GENERAL
        The Plan is a defined contribution plan covering all employees of Home Properties of New York, Inc. who are 21 years of age or older and who have completed one year of service (including years of service with a company acquired by Home Properties of New York, Inc.) It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

        CONTRIBUTIONS
        Each year, participants may contribute up to 15 percent of pretax annual compensation and separate elective deferrals out of any bonus, up to 100% of each bonus, subject to statutory limitations, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers seven investment option for participants. The Company contributes 75% of salary-reduction contributions up to a maximum of 3% of participant compensation. Additional profit sharing amounts may be contributed at the option of the Company's board of directors. Contributions are subject to certain limitations.

        Contributions received from participants for 1999 and contributions receivable at December 31, 1999, are net of payments of $8,568 made in March, 2000 to certain active participants to return to them excess deferral contributions as required to satisfy the relevant nondiscrimination provisions of the Plan.

        PARTICIPANT ACCOUNTS
        Each participant's account is credited with an allocation of: (1) his or her tax deferred contribution, (2) the company's contributions, (3) Plan earnings, and (4) forfeitures of terminated participants' non-vested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

        VESTING
        Each participant's interest in his/her employee contribution account is fully vested at all times. The Plan provides for vesting in the employer contribution account of 20% after two years, 40% after three years, 60% after four years, 80% after five years, and 100% after six years of service.



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           		            HOME PROPERTIES
      		        RETIREMENT SAVINGS PLAN
                            ROCHESTER, NEW YORK

                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998



NOTE 1  Description of Plan - Continued

        PARTICIPANT NOTES RECEIVABLE
        Participants may borrow from their accounts a minimum of $1,000 to a maximum equal to the lessor of $50,000 or 50% of their vested account balance. Loan terms range from one to five years, or longer for the purchase of a primary residence. The loans are collateralized by the balance in the participant's account and bear interest at the prime rate plus one percent (1%) in effect on the first day of the month in which the loan is made. Interest rates range from 8.75% to 9.75% for the current outstanding notes. Principal and interest is paid ratably through weekly or semi-monthly payroll deductions.

        PAYMENT OF BENEFITS
        The Plan provides for normal retirement benefits upon reaching age 65 and has provisions for early retirement, disability, death and termination benefits for those participants who are eligible to receive such benefits.

        On termination of service, a participant may elect to receive:

        (1) A lump sum amount equal to the value of his or her account, or

        (2) Annual installments over a period of time not to exceed 15 years.

NOTE 2  Significant Accounting Policies

        INVESTMENT VALUATION AND INCOME RECOGNITION
        The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. Quoted market prices are used to value investments. Participant notes receivable are valued at cost which approximates fair value.

        Purchases and sales of securities are recorded on a settlement-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the date received.

        MANAGEMENT ESTIMATES
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


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                           HOME PROPERTIES
       		       RETIREMENT SAVINGS PLAN
               	         ROCHESTER, NEW YORK

                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998



NOTE 3  Investments
        The following presents investments that represents 5 percent or more of the Plan's net assets:

                                                     DECEMBER 31,
                                                   1999        1998
          State St. Bank Principal Preservation
            Fund, 337,355 Shares                  $        -  $  337,355
          Home Properties of New York, Inc.
            15,005 and 9,182 Shares, Respectively $  411,700  $  236,437
          Stable Income Collective
            Investment Trust, 44,762 Shares       $  554,149  $        -
          All-Equity Collective
            Investment Trust, 84,007 Shares       $1,051,768  $        -
          Reduced Volatility
            Collective Investment Trust,
                34,293 Shares                     $  465,695  $        -
          Long-Term Growth Collective
            Investment Trust, 85,405 Shares       $1,304,982  $        -
          Vanguard Index S&P
            500 Portfolio, 3,835 Shares           $  519,049  $        -

        During 1999, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value as follows:


        NET APPRECIATION (DEPRECIATION) IN FAIR VALUE
          U.S. Government and Agency Obligations              $  (10,040)
          Corporate Obligations                                   (7,625)
          Common Stock                                           216,360
          Mutual Funds                                           284,722

        NET APPRECIATION (DEPRECIATION) IN FAIR VALUE         $  483,417


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                            HOME PROPERTIES
                        RETIREMENT SAVINGS PLAN
                          ROCHESTER, NEW YORK

                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998



        NOTE 4 Reconciliation of Financial Statements to Form 5500

        The following is a reconciliation of net assets available for benefits per the financial statements to Schedule H of Form 5500:

                                                   1999        1998

           Net assets available for benefits
		 per the financial statements 	$5,211,678   $3,222,747
           Amounts allocated to withdrawing
                 participants                            -      (14,120)
           Amounts allocated to refundable
                 excess contributions                8,568          -


           Net assets available for benefits
                 per the Form 5500              $5,220,246   $3,208,627


        The following is a reconciliation of benefits paid to participants per the financial statements to Schedule H of Form 5500:

           Benefits  paid  to participants per
                 the  financial  statements                  $  429,172

           Add: Amounts allocated to withdrawing participants
             at December 31, 1999                                     -
           Less: Amounts allocated to withdrawing participants
             at December 31, 1998                               (14,120)

          Benefits paid to participants per the Form 5500    $  415,052

Note 5  Related-Party Transactions
        Certain Plan investments are shares of common stock of Home Properties of New York, Inc., the Plan Sponsor. Therefore, this investment qualifies as a party-in-interest. The common stock is valued at its quoted market price.

NOTE 6  Plan Termination
        Although the Company has not expressed an intent to do so, the Company has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.


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                              HOME PROPERTIES
                           RETIREMENT SAVINGS PLAN
                             ROCHESTER, NEW YORK

                        NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998



NOTE 7  TAX STATUS
        In October, 1993, the Company adopted a prototype plan which received a favorable determination letter from the Internal Revenue Service in April, 1993 stating that the Plan qualifies under the applicable provisions of the Internal Revenue Code, including Section 401(k). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.


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                        INDEPENDENT AUDITORS' REPORT
                      ON THE SUPPLEMENTARY INFORMATION


To the Board of Trustees of
Home Properties Retirement Savings Plan
Rochester, New York

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets held for investment purposes at end of year and, reportable transactions, as of or for the year ended December 31, 1999, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Respectfully Submitted,

/s/Insero, Kasperski, Ciaccia & Co., P.C.

Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
June 7, 2000





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                          HOME PROPERTIES
                      RETIREMENT SAVINGS PLAN
                        ROCHESTER, NEW YORK



                    EIN#: 16-1455130-PLAN #001

 SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
			AT END OF YEAR
                              DECEMBER 31, 1999

A          B                       C                 D           E
                               Description of
                               Investment Including
                               Maturity Date, Rate
   Identify of Issue,          of Interest,
   Borrower, Lessor of         Collateral, Par of                Current
   Similar Party               Maturity Value        Cost        Value


   MONEY MARKET FUNDS
     SSGA Funds -
        U.S. Treasury MMF      27,696 Shares         $ 27,696   $   27,696
                                                     --------   ----------

   COMMON TRUST FUNDS
     State St. Bank Principal
     Preservation Fund            487 Shares              487          487
                                                     --------   ----------

   CORPORATE STOCKS
     Home Properties of
        New York, Inc.         15,005 Shares          386,588      411,700
                                                     --------   ----------

   MUTUAL FUNDS
     Stable Income Collective
        Investment Trust       44,762 Shares          539,354      554,149
     All-Equity Collective
        Investment Trust       84,007 Shares          933,318    1,051,768
     Reduce Volatility Collective
        Investment Trust       34,293 Shares          458,344      465,695
     Long-Term Growth Collective
        Investment Trust       85,405 Shares        1,271,231    1,304,982
     Vanguard Small Cap
        Index Fund              4,789 Shares          106,734      113,033
     Vanguard Index S&P
        500 Portfolio           3,835 Shares          480,267      519,049
                                                    ---------   ----------

                                                    3,789,248    4,008,676
                                                    ---------   ----------

   PARTICIPANT LOANS
     Participant Notes         Interest ranging from
                               8.75% to 9.75%,
                               Due From January,
                               2000 through November
                               2005.  Collateralized by
                               remaining balance of
                               participant's account. 168,018      168,018
                                                    ---------   ----------

  TOTAL ASSETS HELD FOR INVESTMENT PURPOSES        $4,372,037   $4,616,577
                                                    ---------   ----------






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                         HOME PROPERTIES
                     RETIREMENT SAVINGS PLAN
                       ROCHESTER, NEW YORK



                    EIN#: 16-1455130-PLAN #001

                LINE 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

   A,B                             C         D          G        I
                               PURCHASE    SELLING           GAIN (LOSS)
DESCRIPTION             UNITS    PRICE      PRICE     COST     ON SALE

Stable Income Collective
   Trust               36,690  $  439,914  $      -  $      -  $      -

SSB Principal Preservation
   Fd                 439,914  $  439,914  $439,914  $439,914  $      -

All-Equity Collective
   Trust               79,426  $  880,049  $      -  $      -  $      -

Reduced Volatility
   Collective Trust    34,531  $  461,335  $      -  $      -  $      -

Long-Term Growth Collective
   Trust               99,780  $1,484,739  $      -  $      -  $      -

U.S. Treasury Notes, 4.25%,
   Due 11/15/2003     205,000  $        -   $192,636 $202,804  $(10,168)

Long-Term Growth
   Collective Trust    15,307  $        -   $230,680 $227,771  $  2,909

Vanguard Index S&P
   500 Portfolio        1,968  $  240,654   $      - $      -  $      -

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
                                             HOME PROPERTIES RETIREMENT SAVINGS PLAN

                                                   EIN #16-1455130  PLAN #001

                                    SCHEDULE H, LINE 4J - SCHEDULE OF REPORTABLE TRANSACTIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 1999
                                                                                       (f)
                                      (b)                                              Expense            (h)
                                      Description of Asset                             Incurred           Current Value
      (a)                             (Including Interest   (c)       (d)      (e)     With     (g)       of Asset on   (i)
      Identity of                     Rate and Maturity in  Purchase  Selling  Lease   Trans-   Cost of   Transaction   Net Gain
      PARTY INVOLVED                  Case OF LOAN          PRICE     PRICE    RENTAL  ACTION   ASSET     DATE          OR (LOSS)

(I)   INDIVIDUAL 5% TRANSACTIONS

      US Treasury Notes, due          30,000 face value     $202,804  $192,636                  $202,804  $192,636      ($10,168)
      11/15/2003, interest at 4.250%

(II)  Series of Transactions, Not Involving
      SECURITIES, WITH THE SAME PERSON

      None

(III) Series of Transactions Involving
      SECURITIES OF THE SAME ISSUE
      Home Properties of NY, Inc.     Common Stock          $297,666                            $297,666

(IV)  Series of Transactions With a
      SINGLE PERSON

      None

      Schedule is prepared using the alternative way of reporting (iii) series transactions under DOL
      Regulation 2520.103-6(d)(2).